UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2024

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ADM	New York Stock Exchange
1.000% Notes due 2025		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2024, Archer-Daniels-Midland Company (the “Company”) announced that the Board of Directors of the Company has appointed Monish Patolawala to serve as the Company’s Executive Vice President and Chief Financial Officer, effective August 1, 2024. Mr. Patolawala will succeed Ismael Roig, who has been serving as the Company’s Interim Chief Financial Officer since January 21, 2024. Mr. Roig will continue to serve as the Company’s President of EMEA and President of Animal Nutrition.

Mr. Patolawala, age 54, most recently served as President and Chief Financial Officer of 3M Company (“3M”) since September 2023. Prior to that, he served as Executive Vice President, Chief Financial and Transformation Officer of 3M since October 2021 and as Senior Vice President and Chief Financial Officer of 3M since July 2020. Prior to 3M, Mr. Patolawala was Chief Financial Officer, GE Healthcare, and Vice President, Operational Transformation, General Electric, from 2019-2020, and Chief Financial Officer, GE Healthcare from 2015-2019. Prior to that, Mr. Patolawala served as Chief Financial Officer of GE Transportation from 2010 to 2015. Mr. Patolawala currently serves on the Board of Directors of Biogen Inc.

There are no arrangements or understandings between Mr. Patolawala and any other persons pursuant to which Mr. Patolawala was selected as an officer of the Company, Mr. Patolawala has no family relationships with any of the Company’s directors or executive officers, and Mr. Patolawala is not a party to and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

Mr. Patolawala has accepted a written offer letter from the Company establishing his compensation as the Company’s Executive Vice President and Chief Financial Officer. Pursuant to the offer letter, Mr. Patolawala’s initial compensation will consist of the following:

•	an initial annual base salary of $1,425,000;

•	participation in the Company’s annual cash incentive plan for 2024, on a pro-rata basis based on his hire date, with a target annual bonus opportunity of $1,923,750;

•

an annual equity award with an approximate target grant date value of $6,950,000, granted in the form of 60% performance stock units (“PSUs”) with the same terms as the Company’s annual 2024 PSU awards for other executive officers, and 40% restricted stock units (“RSUs”), vesting one-third each year over a three-year period on the grant date anniversary;

•	one-time make-whole awards, intended to replace the cash incentives and unvested equity awards that Mr. Patolawala will forfeit from his prior employer to join the Company:

•	cash incentive: $1,400,000, payable in January 2025; and

•

equity award: approximate grant date value of $10,000,000 granted in the form of RSUs within the first 30 days of employment, vesting 25% at six months from the grant date, 25% at 12 months from the grant date, and 50% at 18 months from the grant date, with accelerated vesting of any unvested RSUs if Mr. Patolawala’s employment is terminated without Cause or he terminates his employment for Good Reason (each as defined the 2020 Incentive Compensation Plan) within that 18-month period;

•	relocation benefits under the Company’s relocation policy; and

•	participation in all employee benefit plans and programs, including executive-level plans, programs and severance policy, to the extent that he meets the eligibility requirements for each.

The foregoing summary of the offer letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the offer letter, attached as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 10, 2024, the Company issued a press release announcing the appointment of Mr. Patolawala. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished or filed, as applicable, herewith:

10.1	Offer Letter, by and between Archer-Daniels-Midland Company and Monish Patolawala

99.1	Press Release dated July 10, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: July 10, 2024	By	/s/ R. B. Jones
R. B. Jones
Senior Vice President, General Counsel and Corporate Secretary